                                                                     EXHIBIT 10s





                           REVOLVING CREDIT AGREEMENT



                          DATED AS OF OCTOBER 30, 1997


                                     AMONG

                             ROWAN COMPANIES, INC.
                                  AS BORROWER,


                                CITIBANK, N.A.,
                                   AS AGENT,

                                      AND

                          THE LENDERS SIGNATORY HERETO
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                               TABLE OF CONTENTS

                                                                            Page
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
                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

    Section 1.01  Certain Defined Terms   . . . . . . . . . . . . . . . . .  -1-
    Section 1.02  Accounting Terms and Determinations   . . . . . . . . . . -13-

                                   ARTICLE II

                                   COMMITMENTS

    Section 2.01  Loans   . . . . . . . . . . . . . . . . . . . . . . . . . -14-
    Section 2.02  Borrowings, Continuations and Conversions.  . . . . . . . -14-
    Section 2.03  Changes of Commitments  . . . . . . . . . . . . . . . . . -15-
    Section 2.04  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . -16-
    Section 2.05  Several Obligations   . . . . . . . . . . . . . . . . . . -16-
    Section 2.06  Notes   . . . . . . . . . . . . . . . . . . . . . . . . . -16-
    Section 2.07  Prepayments   . . . . . . . . . . . . . . . . . . . . . . -16-
    Section 2.08  Lending Offices   . . . . . . . . . . . . . . . . . . . . -17-
    Section 2.09  Extension of Termination Date   . . . . . . . . . . . . . -17-

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

    Section 3.01  Repayment of Loans  . . . . . . . . . . . . . . . . . . . -17-
    Section 3.02  Interest  . . . . . . . . . . . . . . . . . . . . . . . . -17-

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

    Section 4.01  Payments  . . . . . . . . . . . . . . . . . . . . . . . . -18-
    Section 4.02  Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . -19-
    Section 4.03  Computations  . . . . . . . . . . . . . . . . . . . . . . -19-
    Section 4.04  Non-receipt of Funds by the Agent   . . . . . . . . . . . -19-
    Section 4.05  Set-off, Sharing of Payments, Etc.  . . . . . . . . . . . -20-
    Section 4.06  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . -20-

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
                                    ARTICLE V

                                CAPITAL ADEQUACY

    Section 5.01  Capital Adequacy; Additional Costs  . . . . . . . . . . . -23-
    Section 5.02  Limitation on Eurodollar Loans  . . . . . . . . . . . . . -25-
    Section 5.03  Illegality  . . . . . . . . . . . . . . . . . . . . . . . -25-
    Section 5.04  Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03. -25-
    Section 5.05  Compensation  . . . . . . . . . . . . . . . . . . . . . . -26-
    Section 5.06  Replacement Lenders.  . . . . . . . . . . . . . . . . . . -26-

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

    Section 6.01  Initial Funding   . . . . . . . . . . . . . . . . . . . . -27-

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

    Section 7.01  Existence.  . . . . . . . . . . . . . . . . . . . . . . . -29-
    Section 7.02  Power and Authorization   . . . . . . . . . . . . . . . . -29-
    Section 7.03  No Conflict or Resultant Lien   . . . . . . . . . . . . . -29-
    Section 7.04  Compliance with Other Agreements  . . . . . . . . . . . . -29-
    Section 7.05  No Consent  . . . . . . . . . . . . . . . . . . . . . . . -29-
    Section 7.06  Binding Obligations   . . . . . . . . . . . . . . . . . . -29-
    Section 7.07  Financial Condition   . . . . . . . . . . . . . . . . . . -30-
    Section 7.08  Litigation  . . . . . . . . . . . . . . . . . . . . . . . -30-
    Section 7.09  Use of Proceeds; Margin Stock   . . . . . . . . . . . . . -30-
    Section 7.10  Taxes; Governmental Charges   . . . . . . . . . . . . . . -30-
    Section 7.11  Titles  . . . . . . . . . . . . . . . . . . . . . . . . . -31-
    Section 7.12  Full Disclosure   . . . . . . . . . . . . . . . . . . . . -31-
    Section 7.13  Investment Company Act  . . . . . . . . . . . . . . . . . -31-
    Section 7.14  Environmental Matters   . . . . . . . . . . . . . . . . . -31-
    Section 7.15  Compliance with Law   . . . . . . . . . . . . . . . . . . -32-
    Section 7.16   ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . -32-
    Section 7.17  Public Utility Holding Company Act  . . . . . . . . . . . -33-
    Section 7.18  Survival of Representations and Warranties  . . . . . . . -33-
    Section 7.19  Delivery of Information   . . . . . . . . . . . . . . . . -34-

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

    Section 8.01  Compliance with Laws, Etc.  . . . . . . . . . . . . . . . -34-
    Section 8.02  Reporting and Notice Requirements   . . . . . . . . . . . -34-
    Section 8.03  Taxes and Liens   . . . . . . . . . . . . . . . . . . . . -37-
    Section 8.04  Maintenance and Insurance   . . . . . . . . . . . . . . . -37-
    Section 8.05  Right of Inspection   . . . . . . . . . . . . . . . . . . -37-
    Section 8.06  Performance of Obligations  . . . . . . . . . . . . . . . -37-

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
    Section 8.07  Environmental Compliance  . . . . . . . . . . . . . . . . -37-

                                   ARTICLE IX

                               NEGATIVE COVENANTS

    Section 9.01  Liens, Etc  . . . . . . . . . . . . . . . . . . . . . . . -39-
    Section 9.02  Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . -40-
    Section 9.03  Limitation on Sale and Leaseback  . . . . . . . . . . . . -41-
    Section 9.04  Restricted Payments   . . . . . . . . . . . . . . . . . . -41-
    Section 9.05  Mergers; Acquisitions   . . . . . . . . . . . . . . . . . -42-
    Section 9.06  Investments, Loans, and Advances  . . . . . . . . . . . . -42-
    Section 9.07  Use of Proceeds   . . . . . . . . . . . . . . . . . . . . -43-
    Section 9.08  Transactions with Affiliates  . . . . . . . . . . . . . . -43-
    Section 9.09  Change of Business  . . . . . . . . . . . . . . . . . . . -43-
    Section 9.10  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . -43-
    Section 9.11  Certain Financial Tests   . . . . . . . . . . . . . . . . -45-
    Section 9.12  Sale or Other Disposition of Assets   . . . . . . . . . . -45-

                                   ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

    Section 10.01  Events of Default  . . . . . . . . . . . . . . . . . . . -46-
    Section 10.02  Remedies   . . . . . . . . . . . . . . . . . . . . . . . -47-

                                   ARTICLE XI

                                    THE AGENT

    Section 11.01  Appointment, Powers and Immunities   . . . . . . . . . . -48-
    Section 11.02  Reliance by Agent  . . . . . . . . . . . . . . . . . . . -48-
    Section 11.03  Defaults   . . . . . . . . . . . . . . . . . . . . . . . -48-
    Section 11.04  Rights as a Lender   . . . . . . . . . . . . . . . . . . -48-
    Section 11.05  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . -49-
    Section 11.06  Non-Reliance on Agent and other Lenders  . . . . . . . . -49-
    Section 11.07  Action by Agent  . . . . . . . . . . . . . . . . . . . . -50-
    Section 11.08  Resignation or Removal of Agent  . . . . . . . . . . . . -50-

                                   ARTICLE XII

                                  MISCELLANEOUS

    Section 12.01  Waiver   . . . . . . . . . . . . . . . . . . . . . . . . -50-
    Section 12.02  Notices  . . . . . . . . . . . . . . . . . . . . . . . . -51-
    Section 12.03  Payment of Expenses, Indemnities, etc  . . . . . . . . . -51-
    Section 12.04  Amendments, Etc.   . . . . . . . . . . . . . . . . . . . -53-

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
    Section 12.05  Successors and Assigns   . . . . . . . . . . . . . . . . -54-
    Section 12.06  Assignments and Participations   . . . . . . . . . . . . -54-
    Section 12.07  Invalidity   . . . . . . . . . . . . . . . . . . . . . . -55-
    Section 12.08  Counterparts   . . . . . . . . . . . . . . . . . . . . . -55-
    Section 12.09  References   . . . . . . . . . . . . . . . . . . . . . . -55-
    Section 12.10  Survival   . . . . . . . . . . . . . . . . . . . . . . . -55-
    Section 12.11  Captions   . . . . . . . . . . . . . . . . . . . . . . . -56-
    Section 12.12  NO ORAL AGREEMENTS   . . . . . . . . . . . . . . . . . . -56-
    Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION  . . . . . . . -56-
    Section 12.14  Interest   . . . . . . . . . . . . . . . . . . . . . . . -57-
    Section 12.15  Confidentiality  . . . . . . . . . . . . . . . . . . . . -58-

                                    ARTICLE 1

                                  General Terms

    Section 1        Terms Defined Above  . . . . . . . . . . . . . . . . .  D-1
    Section 1.2      Certain Definitions  . . . . . . . . . . . . . . . . .  D-1
    Section 1.3      Credit Agreement Definitions   . . . . . . . . . . . .  D-2

                                    ARTICLE 2

                                  The Guaranty

    Section 2.1      Liabilities Guaranteed   . . . . . . . . . . . . . . .  D-2
    Section 2.2      Nature of Guaranty   . . . . . . . . . . . . . . . . .  D-2
    Section 2.3      Agent's Rights   . . . . . . . . . . . . . . . . . . .  D-3
    Section 2.4      Guarantor's Waivers  . . . . . . . . . . . . . . . . .  D-3
    Section 2.5      Maturity of Liabilities; Payment   . . . . . . . . . .  D-3
    Section 2.6      Agent's Expenses   . . . . . . . . . . . . . . . . . .  D-3
    Section 2.7      Liability  . . . . . . . . . . . . . . . . . . . . . .  D-4
    Section 2.8      Events and Circumstances Not Reducing or Discharging
                     Guarantor's Obligations. . . . . . . . . . . . . . . .  D-4

                                    ARTICLE 3

                         Representations and Warranties

    Section 3.1     By Guarantor  . . . . . . . . . . . . . . . . . . . . .  D-5
    Section 3.2     No Representation by Agent  . . . . . . . . . . . . . .  D-6

                                    ARTICLE 4

                          Subordination of Indebtedness

    Section 4.1     Subordination of All Guarantor Claims . . . . . . . . .  D-7
    Section 4.2     Claims in Bankruptcy  . . . . . . . . . . . . . . . . .  D-7
    Section 4.3     Payments Held in Trust  . . . . . . . . . . . . . . . .  D-7

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
                                    ARTICLE 5

                                  Miscellaneous

    Section 5.1    Successors and Assigns   . . . . . . . . . . . . . . . .  D-7
    Section 5.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . .  D-8
    Section 5.3    Business and Financial Information   . . . . . . . . . .  D-8
    Section 5.4    Construction   . . . . . . . . . . . . . . . . . . . . .  D-8
    Section 5.5    Invalidity   . . . . . . . . . . . . . . . . . . . . . .  D-8
    Section 5.6    ENTIRE AGREEMENT   . . . . . . . . . . . . . . . . . . .  D-8


Annex I       -  List of Maximum Credit Amounts
Exhibit A     -  Form of Revolving Credit Note
Exhibit B     -  Form of Borrowing, Continuation and Conversion Request
Exhibit C     -  Form of Compliance Certificate
Exhibit D     -  Form of Guaranty
Exhibit E     -  Form of Assignment Agreement

Schedule I    -  Pricing Grid for Rowan Companies, Inc.
Annex I       -  Maximum Credit Amount
Schedule 7.14 -  Environmental Matters
Schedule 9.06 -  Investments, Loans and Advances

         THIS REVOLVING CREDIT AGREEMENT dated as of October 30, 1997 is among:
ROWAN COMPANIES, INC., a corporation formed under the laws of the State of Delaware (the "Borrower"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); and Citibank, N.A., a national banking association (in its individual capacity, "Citibank"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                R E C I T A L S

    A. The Borrower has requested that the Lenders provide certain loans to the Borrower.

    B. The Lenders have agreed to make such loans subject to the terms and conditions of this Agreement.

    C. In consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

         Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Additional Costs" shall have the meaning assigned such term in
    Section 5.01(a).

         "Affected Loans" shall have the meaning assigned such term in Section 5.04.

         "Affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with another Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" shall have the meaning indicated in the introductory paragraph of this Agreement.

         "Agreement" shall mean this Credit Agreement, as the same may from time to time be amended or supplemented.

         "Aggregate Commitments" at any time shall equal the amount calculated in accordance with Section 2.03 hereof.
         "Aggregate Maximum Credit Amounts" at any time shall equal the sum of the Maximum Revolving Credit Amounts of the Lenders ($155,000,000.00), as the same may be reduced pursuant to Section 2.03(b).

         "Anniversary Date" means that date that is one year after the Closing Date, and each date that is one year thereafter, up to but not including the Termination Date.

         "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Margin" means, for any Loan, the percentage per annum applicable to such Interest Period for such Loan as shown in Schedule I and being based on (a) the Type of Loan to which such Interest Period relates (i.e., Base Rate Loans or Eurodollar Loans), and (b) the Rating Level, which for the purposes of determining the Applicable Margin for Eurodollar Loans shall be the Rating Level in effect on the first day of such Interest Period.

         "Assignment" shall have the meaning assigned such term in Section 12.06(b).

         "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the highest of:

         (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate; and

         (b) the sum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank, N.A. with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank, N.A. for determining the then current annual assessment payable by Citibank, N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank, N.A. in the United States; and

         (c)  1/2 of one percent per annum above the Federal Funds Rate.

    Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect as of the opening of business on the date of such change in the Base Rate.

         "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

         "Benefit Plan" shall mean any employee pension benefit plan, as defined in section 3(2) of ERISA (other than a Multiemployer Plan), which
    (i) is currently or hereafter sponsored, maintained, or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to by the Borrower, any Subsidiary, or an ERISA Affiliate.

          "Borrower" shall have the meaning indicated in the introductory paragraph of this Agreement.

         "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in New York and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Capital Lease" means a lease which should, in accordance with GAAP, be recorded as a capital lease on the balance sheet of the lessee.

         "Change of Control" means either (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting interests in the Borrower (including all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after a passage of time) or (B) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute 66 2/3% of the Borrower's Board of Directors then in office.

         "Citibank" shall have the meaning indicated in the introductory paragraph of this Agreement.

         "Closing Date" shall mean October 30, 1997.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Commitment" shall mean, for any Lender, its obligation to make Loans up to such Lender's Maximum Credit Amount.

         "Consolidated Net Income" shall mean with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP;
    (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets.

         "Consolidated Net Tangible Assets" means total assets of the Borrower and its Subsidiaries less (a) total current liabilities (excluding Debt due within 12 months) of the Borrower and its Subsidiaries and (b) goodwill, patents, trademarks, unamortized debt discount and similar intangibles all as reflected in the most recent consolidated balance sheet of the Borrower and its Subsidiaries preceding the date of a determination.

         "Consolidated Subsidiaries" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

         "Debt" means (without duplication), for any Person:

         (i)   the principal of, interest on and premium (if any) in respect of
    (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable (but excluding sight drafts that evidence trade account payables arising in the ordinary course of business);

         (ii)  all obligations of such Person under a Capital Lease;

         (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

         (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit or similar credit transactions securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person, such as performance bonds or guarantees, to the extent such letters of credit or similar credit transactions are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on such letter of credit or with respect to such similar credit transaction);

         (v) all obligations of the type referred to in Subsections (i) through (iv) of other Persons and all dividends of other Persons the payment of which, in either case, such Person is responsible or liable for as obligor, guarantor or otherwise;

         (vi) all obligations of the type referred to in Subsections (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured;

         (vii) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; and

         (viii) any Debt of a subsidiary or any other Person for which such Person is liable either by agreement or because of a Governmental Requirement.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes based on income or profits (to the extent included in calculating Consolidated Net Income), depreciation, depletion and amortization.

         "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect that are binding on the Borrower or any Subsidiary in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

         "ERISA Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, other than those events for which notice is waived pursuant to the regulations, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vi) the complete or partial withdrawal of the Borrower, a Subsidiary, or any ERISA Affiliate from a Multiemployer Plan.

         "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate".

         "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) shown on page 3750 of the Telerate screen, or if not shown thereon, then quoted by the Agent, at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) Business Days prior to the first day of the Interest Period for such Loan for the offering by the Agent to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Lenders for such Interest Period.

         "Event of Default" shall have the meaning assigned such term in
    Section 10.01.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" shall mean that certain letter agreement from Citicorp Securities, Inc. to the Borrower and agreed to by Citibank dated of even date with this Agreement concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

         "Financial Statements" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in Section 8.02.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority" means any (domestic or foreign) federal, state, county, municipal, parish, provincial, or other government, or any department, commission, board, court, agency (including, without limitation, the Environmental Protection Agency), or any other instrumentality of any of them or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, government, including, without limitation, any arbitration panel, any court, or any commission.

         "Governmental Requirement" means any order, permit, law, statute (including, without limitation, any Environmental Protection Statute), code, ordinance, rule, regulation, certificate, or other enforceable direction or requirement of any Governmental Authority.

         "Guaranty" shall have the meaning assigned to such term in Section 9.02(c).

         "Hazardous Materials" means (a) any "hazardous waste" as defined by RCRA; (b) any "hazardous substance" as defined by CERCLA; (c) asbestos; (d) polychlorinated biphenyls; (e) any substance the presence of which on any of the Borrower's or any Subsidiary's Properties is prohibited by any Governmental Authority; (f) petroleum, including crude oil and any fraction thereof, natural gas liquids, liquefied natural gas, and synthetic gas useable for fuel (or mixtures of natural gas and such synthetic gas); (g) drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal energy; and (h) any other substance which, pursuant to any Governmental Requirement, requires special handling in its collection, storage, treatment, or disposal.

         "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower to the Agent and/or Lenders in connection with the Loan Documents now or hereafter arising between the Borrower and any Lender and permitted by the terms of this Agreement and all renewals, extensions and/or rearrangements of any of the above.

         "Indemnified Parties" shall have the meaning assigned such term in
    Section 12.03(b).

         "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification, but excluding gross negligence or willful misconduct.

         "Initial Funding" shall mean the funding of the initial Loans pursuant to Section 6.01 hereof.

         "Interest Coverage Ratio" shall have the meaning assigned to such term in Section 9.11.

         "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in
    Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

         Notwithstanding the foregoing: (i) no Interest Period may end after the Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

         "Investment" of any Person means any investment so classified under GAAP, and, whether or not so classified, includes (a) any direct or indirect loan or advance made by it to any other Person, whether by means of stock purchase, loan, advance, installment sale or otherwise; (b) any capital contribution to any other Person; and (c) any ownership or similar interest in any other Person.

         "Lenders" shall have the meaning indicated in the introductory paragraph of this Agreement.

         "Lien" means any claim, mortgage, deed of trust, pledge, security interest, encumbrance, lien, or charge of any kind (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof), or the interest of the lessor under any Capital Lease.

         "Loan Documents" shall mean this Agreement, the Notes, each Guaranty and any document or instrument executed in connection with the foregoing.

         "Loans" shall mean the loans as provided for by Section 2.01(a) and
    (b).

         "Majority Lenders" shall mean, at any time while no Loans are outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

         "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower and its Subsidiaries taken as a whole to meet their obligations under the Loan Documents on a timely basis.

         "Maximum Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Credit Amounts" (as the same may be reduced pursuant to Section 2.03(b) hereof pro rata to each Lender based on its Percentage Share) as modified from time to time to reflect any assignments permitted by Section 12.06(b).

         "Multiemployer Plan" shall mean a multiemployer plan as defined as such in Section 3(37) or 4001(a)(3) of ERISA which is, or which the preceding six calendar years was, contributed to by the Borrower, any Subsidiary or an ERISA Affiliate.

         "Notes" shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

         "Other Taxes" shall have the meaning assigned such term in Section 4.06(b).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

         "Percentage Share" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

         "Permitted Liens" means:

         (a) easements, rights-of-way, restrictions, and other similar Liens or imperfections to title which do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the Property encumbered thereby or materially impair the value of such Property subject thereto;

         (b)   deposits for workers' compensation and unemployment insurance;

         (c) Liens arising out of or in connection with any litigation or other legal proceeding which is being contested in good faith by appropriate proceedings; provided however, that any right to seizure, levy, attachment, sequestration, foreclosure, or garnishment with respect to Property of the Borrower or any Subsidiary by reason of such Lien has not matured or has been, and continues to be, effectively enjoined or stayed;

         (d) leases to other Persons of equipment and inventory in the ordinary course of business; and

         (e) Liens on the Gorilla V drilling rig (or components or raw materials to be incorporated therein) securing Debt up to an amount equal to 87.5% of the total cost of construction of the Gorilla V drilling rig.

         "Permitted Preferred Stock" means any preferred stock of Borrower issued after the date of this agreement provided that the Borrower is not required to redeem, purchase or otherwise acquire or retire such preferred stock or to provide for any sinking fund with respect thereto until in each case at least one year following the Termination Date.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" shall mean each Benefit Plan and Multiemployer Plan.

         "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any Note, a rate per annum during the period commencing on the date of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate provided that, for a Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of the Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(ii), but in no event to exceed the Highest Lawful Rate.

         "Principal Office" shall mean the principal office of the Agent, presently located at 153 East 53rd Street, Floor 27, Zone 7, New York, New York 10043, or such other location as designated by the Agent from time to time.
         "Property" means any interest or right in any kind of property or asset, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired.

         "Quarterly Dates" shall mean the last day of each March, June, September, and December in each year, the first of which shall be December 31, 1997; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

         "Rating Level" means the applicable category of rating level contained in Schedule I hereto which is based on the rating of the Borrower's senior unsecured long-term debt as classified by Moody's Investors Service, Inc. and/or Standard & Poor's Rating Services and which shall be the highest applicable Rating Level I, Rating Level II, Rating Level III, Rating Level IV, Rating Level V or Rating Level VI, as the case may be, as set forth in
    Schedule I, or, if no such rating is provided by Moody's Investors Services or Standard & Poor's Rating Services, then the applicable rating level based on the calculations of the ratio of Total Debt to Total Capitalization in accordance with Section 9.11(a).

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         "Required Payment" shall have the meaning assigned such term in
    Section 4.04.

         "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

         "Restricted Payments" shall have the meaning assigned to such term in
    Section 9.04.

         "Sale-Leaseback Transaction" means an arrangement relation to Property now owned or hereafter acquired whereby the Borrower or a Subsidiary transfers such Property to a Person and leases it back from such Person.

         "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

         "Subsidiary" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and
    (ii) any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which the Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g. a sole general partner controls a limited partnership). Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.


         "Taxes" shall have the meaning assigned such term in Section 4.06(a).

         "Termination Date" shall mean, unless the Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02 hereof, or extended pursuant to Section 2.09, October 29, 2000.

         "Total Capitalization" shall have the meaning assigned to such term in
    Section 9.11.

         "Total Debt" shall have the meaning assigned to such term in Section 9.11.

         "Transfer" shall have the meaning assigned to such term in Section
    9.12.

         "Type" shall mean, with respect to any Loan, a Base Rate Loan or a Eurodollar Loan.

         Section 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.07 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II

                                  COMMITMENTS

         Section 2.01  Loans.

         (a) Loans. Each Lender severally agrees, on the terms of this Agreement, to make Loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b) to, but excluding, the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, that the aggregate principal amount of all such Loans by all Lenders hereunder at any one time outstanding shall not exceed the Aggregate Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to, but excluding, the Termination Date the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).

         (b) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or Eurodollar Loans; provided that, without the prior written consent of the Majority Lenders, no more than nine (9) Eurodollar Loans may be outstanding at any time.

         Section 2.02  Borrowings, Continuations and Conversions.

         (a) Borrowings. The Borrower shall give the Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

         (b) Minimum Amounts. All Base Rate Loan borrowings shall be in amounts of at least $2,000,000 or the remaining balance of the Aggregate Commitments, if less, or any whole multiple of $1,000,000 in excess thereof, and all Eurodollar Loans shall be in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof.

         (c) Notices. All borrowings, continuations and conversions shall require advance written notice to the Agent (which shall promptly notify the Lenders) in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Agent not later than 11:00 a.m. New York time on the date of each Base Rate Loan borrowing and three Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation.

         (d) Continuation Options. Subject to the provisions of this Section 2.02(d), the Borrower may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan may (i) be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto or, if such Default is not an Event of Default (ii) continued as a Eurodollar Loan with an Interest Period of one month.

         (e) Conversion Options. The Borrower may elect to convert all or any part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Loan at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a Eurodollar Loan.

         (f) Advances. Not later than 11:00 a.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

         Section 2.03  Changes of Commitments.

         (a) The Aggregate Commitments shall at all times be equal to the Aggregate Maximum Credit Amounts after adjustments resulting from reductions pursuant to Section 2.03(b) hereof.

         (b) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Credit Amounts at any time or from time to time upon not less than three (3) Business Days' prior notice to the Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent.

         (c) The Aggregate Maximum Credit Amounts once terminated or reduced may not be reinstated.

         Section 2.04  Fees.

         (a) The Borrower shall pay to the Agent for the account of each Lender a facility fee on the daily average amount of the Aggregate Commitments (whether such commitments are used or not used) for the period from and including the Closing Date up to but excluding the earlier of the date the Aggregate Commitments are terminated or the Termination Date. The rate per annum of the facility fee shall be determined as provided on
    Schedule I based on the Rating Level in effect on the Closing Date and for each calendar quarter thereafter shall be determined as provided in Schedule I based on the Rating Level in effect on the first day of such quarter. Accrued facility fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Commitments are terminated or the Termination Date.

         (b) The Borrower shall pay to the Agent for its account (or the account of Citibank Securities) such other fees as are set forth in the Fee Letter on the dates specified therein to the extent not paid prior to the Closing Date.

         Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

         Section 2.06 Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as in effect and otherwise duly completed and such substitute Notes as required by Section 12.06(b). The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Notes, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Notes or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

         Section 2.07  Prepayments.

         (a) The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay Eurodollar Loans on the same condition as for Base Rate Loans and in addition such prepayments of Eurodollar Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the Eurodollar Loans for the Interest Period prepaid.

         (b) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Loans exceeds the Aggregate Maximum Credit Amounts, the Borrower shall prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment.

         (c) Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of Eurodollar Loans. Any prepayment may be reborrowed subject to the then effective Aggregate Commitments.

         Section 2.08 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

         Section 2.09  Extension of Termination Date.

         (a) The Borrower may, if there is no Default in existence, from time to time, by written notice delivered no more than 90 days and no less than 30 days prior to any Anniversary Date, request a one year extension of the Termination Date.

         (b) Upon receipt by the Agent of a written request in accordance with Section 2.09(a) together with such information, certificates and opinions (including opinions of counsel) as the Agent may request and the written consent of all of the Lenders, the Termination Date shall be extended for a period of one year; provided, however, that the decision of the Agent and Lenders to extend the Termination Date may be made at their sole and absolute discretion.


                                  ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST


         Section 3.01 Repayment of Loans. The Borrower will pay to the Agent, for the account of each Lender, the principal payments required by this Section
3.01. On the Termination Date, the Borrower shall repay the outstanding aggregate principal and accrued and unpaid interest under the Notes.

         Section 3.02 Interest. The Borrower will pay to the Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

         (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate; and

         (ii) if such a Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

Notwithstanding the foregoing, the Borrower will pay to the Agent, for the account of each Lender, interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

    Accrued interest on Base Rate Loans shall be payable on each Quarterly Date commencing on December 31, 1997, and accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

    Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.


         Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under the Loan Documents shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. New York time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as provided in clause (iii) of the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrower shall notify the Agent of the Loans to which such payment shall apply. In the absence of such notice the Agent may specify the Loans to which such payment shall apply, but payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

         Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of commitment fee or other fees under Section 2.04(a) (but not (b)) shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Credit Amounts under Section 2.03(b) shall be applied to the Commitment of each Lender, pro rata according to the amounts of its respective Commitment; (ii) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; and (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders.

         Section 4.03 Computations. Interest on Eurodollar Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         Section 4.04 Non-receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Loan to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until but excluding the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus Applicable Margin.

         Section 4.05  Set-off, Sharing of Payments, Etc.

         (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower (or any Subsidiary which has executed a Guaranty) at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid to the Agent when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

         (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

         Section 4.06  Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender or the Agent is presently doing business in which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
    (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment (hereinafter referred to as "Other Taxes").

         (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER OR THE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

         (d)   Lender Representations.

               (i) Each Lender represents that it is either (1) a corporation or banking association organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation or banking association organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the

         Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification, it will deliver to the Borrower and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this
         Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by
         (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section
         4.06 or (ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

               (ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a

         Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

               (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                                   ARTICLE V

                                CAPITAL ADEQUACY


         Section 5.01  Capital Adequacy; Additional Costs.

         (a) Eurodollar Regulations, etc. Upon receipt of the notice described below, the Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any Eurodollar Loans hereunder or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in all such cases which result from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such Eurodollar Loans (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Eurodollar Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the Commitment or Loans of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment or Loans. Each Lender will notify the Agent and the Borrower in writing of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable and in any event within 120 days after it obtains knowledge thereof, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

         (b) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting such Lender, the Eurodollar interbank market or such Lender's position in such market, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such

    Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by written notice to the Borrower, the obligation of such Lender to make additional Eurodollar Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

         (c) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on written notice such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Note or its Loans, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower in writing that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation but in all events within 120 days of the effective date of such Regulatory Change.

         (d) Compensation Procedure. Any Lender notifying the Borrower of the incurrence of Additional Costs under this Section 5.01 shall in such written notice to the Borrower and the Agent set forth in reasonable detail the basis and amount of its request for compensation and indicate that such compensation is generally being charged to other similarly situated customers as permitted pursuant to their loan documents. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans and of the amounts required to compensate such Lender under this Section 5.01, shall be made on a reasonable basis. Any request for additional compensation under this
    Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

         Section 5.02 Limitation on Eurodollar Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

         (i) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

         (ii) the Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

         Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

         Section 5.04  Base Rate Loans Pursuant to Sections 5.01, 5.02 and
5.03. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by written notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans. Each Lender agrees to use reasonable commercial efforts to minimize any Additional Costs incurred in connection with the conversion of any Affected Loans to Base Rate Loans.

         Section 5.05 Compensation. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

         (i) any payment, prepayment or conversion of a Eurodollar Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.02) on a date other than the last day of the Interest Period for such Loan; or

         (ii) any failure by the Borrower for any reason other than a reason within the control of any Lender (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Eurodollar Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

         Section 5.06  Replacement Lenders.

         (a)   If any Lender has notified the Borrower and the Agent under
    Section 5.01 hereof or has required the Borrower to make payments for Taxes under Section 4.06 hereof, then the Borrower may, unless such Lender has notified the Borrower and the Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of any Lender (other than the Agent) (the "Terminated Lender") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "Notice of Termination").

         (b) In order to effect the termination of the Commitment of the Terminated Lender, the Borrower shall: (i) obtain an agreement with one or more Lenders to increase their Commitment or Commitments and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Commitment or Commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to the Agent and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Commitment of the Terminated Lender.

         (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "Termination Date"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

         (d) On the Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Note[s], payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note[s] held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 12.06(b). To the extent not in conflict, the terms of Section 12.06(b) shall supplement the provisions of this Section 5.06(d). For each assignment made under this Section 5.06, the Replacement Lender shall pay to the Agent the processing fee provided for in Section 12.06(b). The Borrower will be responsible for the payment of any breakage costs associated with termination and Replacement Lenders, as set forth in
    Section 5.05.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         Section 6.01  Initial Funding.

         The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Agent and the Lenders of all fees payable pursuant to
Section 2.04 on or before the Closing Date and the receipt by the Agent of the following documents and satisfaction of the other conditions provided in this
Section 6.01, each of which shall be satisfactory to the Agent in form and substance:

         (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and
    (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

         (b) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower.

         (c) A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the Closing Date.

         (d)   The Credit Agreement and the Notes, duly completed and executed.

         (e) An opinion of Andrews & Kurth L.L.P., special counsel to the Borrower.

         (f)   Payment by the Borrower of the fees provided in Section 2.04.

         (g) Such other documents as the Agent or any Lender or special counsel to the Agent may reasonably request.

         Section 6.02 Initial and Subsequent Loans. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:
(i) no Default shall have occurred and be continuing; (ii) no Material Adverse Effect shall have occurred; and (iii) the representations and warranties made by the Borrower in Article VII and in the compliance certificates shall be true on and as of the date of the making of such Loans with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary. Each request for a borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing and immediately following such borrowing as of the date thereof).

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants to the Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing as provided in Section 6.02):

    Section 7.01 Existence. Each of the Borrower and each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified or licensed to do business in all jurisdictions where the Property owned or the business transacted by it makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect.

    Section 7.02 Power and Authorization. The Borrower is duly authorized and empowered to execute, deliver, and perform its obligations under the Loan Documents, and all corporate or other action on the Borrower's part requisite for the due execution, delivery, and performance of each Loan Document has been duly and effectively taken. The Borrower is duly authorized and empowered to borrow under this Agreement and the Notes and all corporate action on the Borrower's part requisite for borrowing by the Borrower hereunder has been duly and effectively taken.

    Section 7.03 No Conflict or Resultant Lien. The execution, delivery, and performance by the Borrower of each Loan Document, the Loans hereunder by the Borrower as contemplated herein, and the effectuation of the transactions contemplated by any Loan Document, do not and will not violate any provision of, or result in a default under, the Borrower's Certificate of Incorporation or other charter documents or by-laws or any material agreement or Governmental Requirement or any agreement or instrument to which the Borrower is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument or result in the creation or imposition of any Lien upon any Property of the Borrower. No Default or Event of Default has occurred and is continuing.

    Section 7.04 Compliance with Other Agreements. Neither the Borrower nor any Subsidiary is in default under the provisions of any instrument evidencing any Debt or any other liability contingent or otherwise, or of any agreement relating thereto or under any Governmental Requirement, which default could have a Material Adverse Effect.

    Section 7.05 No Consent. Except for those that are not material, no authorization or approval or other action by, and no notice to or filing with, any Person or any Governmental Authority is required for the due execution, delivery, and performance by the Borrower of any Loan Document, the Loans hereunder as contemplated herein, or the effectuation of the transactions contemplated under any Loan Document.

    Section 7.06 Binding Obligations. Each Loan Document will constitute, when delivered hereunder, the legal, valid, and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be (a) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditor's rights generally, and (b) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or at law).

    Section 7.07 Financial Condition. The certified consolidated audited balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1996, and the related consolidated statements of income and stockholder's equity and cash flow statements of the Borrower and its Subsidiaries for the fiscal quarterly periods ending March 31, 1997, and June 30, 1997, in each case certified by a Responsible Officer of the Borrower, copies of which have been furnished to each of the Lenders, have been prepared in accordance with GAAP and in accordance with the Borrower's and each Consolidated Subsidiary's accounting practices consistently applied and fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such date and the results of the operations of the Borrower and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP. Since December 31, 1996, there has been no material adverse change in the financial condition, business, Properties or operations of Borrower and its Consolidated Subsidiaries, taken as a whole. There are no obligations, liabilities, or Debts (including, without limitation, contingent and indirect liabilities and obligations) of the Borrower which (separately or in the aggregate) have not been disclosed in writing to the Lenders and which could have a Material Adverse Effect.

    Section 7.08 Litigation. There are no actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, or the Properties of the Borrower or any Subsidiary, which if adversely determined, are reasonably likely, in the judgment of the Borrower, to have a Material Adverse Effect or which question the validity of any Loan Document.

    Section 7.09 Use of Proceeds; Margin Stock. The proceeds of the Loans will be used by the Borrower to refinance existing indebtedness and for general corporate purposes consistent with Borrower's requirements and obligations under this Agreement. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loan will be used (a) to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock;
(b) to reduce or retire any Debt which was originally incurred to purchase or carry any such margin stock; (c) for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System; or (d) to acquire any security of any Person who is subject to Sections 13 and 14 of the Securities Exchange Act. Neither the Borrower nor any Subsidiary, nor any Person acting on behalf of the Borrower, has taken or will take any action which might cause any Loan Document to violate Regulation G, T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System.

    Section 7.10 Taxes; Governmental Charges. The Borrower and each Subsidiary has filed or caused to be filed all federal, state, and foreign income tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due and which, if unpaid, might become a Lien upon any Property of the Borrower or any Subsidiary, except for such taxes and assessments as are being contested in good faith and reserved for in accordance with GAAP in the manner required by Section 8.03.

    Section 7.11 Titles. Each of the Borrower and each Subsidiary has good and indefeasible title to its Properties, a defect in which would have a Material Adverse Effect, free and clear of all Liens, except Liens permitted by
Section 9.01.

    Section 7.12 Full Disclosure. All projections delivered in connection with this Agreement have been prepared in good faith and based upon reasonable assumptions and all other information heretofore or contemporaneously furnished by or on behalf of the Borrower or any Subsidiary in writing to the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such information hereafter furnished by or on behalf of the Borrower or any Subsidiary in writing to the Lender will be, (i) true and accurate in all material respects on the date as of which such information is dated or certified and (ii) not incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which such information was provided. There is no fact known to the Borrower which is reasonably likely to have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

    Section 7.13 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

    Section 7.14  Environmental Matters.  Except (i) as provided in Schedule
7.14 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

         (a) Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

         (b) Without limitation of clause (a) above, no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

         (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past, to the knowledge of Borrower, or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

         (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated by Borrower or its Subsidiaries at any and all Property of the Borrower or any Subsidiary have in the past, to the knowledge of Borrower, been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and to the knowledge of the Borrower so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or to the knowledge of the Borrower threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

         (e) The Borrower has investigated and to the extent of such investigation, has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released, and there has been no threatened release of any hazardous substances, on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

         (f) To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

         (g) Neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any Hazardous Material into the environment, nor is Borrower aware of any exposure of any Person or property to any Hazardous Material in connection with the Borrower's or any Subsidiary's operations or activities that could reasonably be expected to give rise to a material claim for damages or compensation.

    Section 7.15 Compliance with Law. The business and operations of the Borrower and each Subsidiary as conducted at all times have been and are in compliance in all respects with all applicable Governmental Requirements the noncompliance with which would have a Material Adverse Effect.

    Section 7.16   ERISA.

         (a) The Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

         (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

         (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA, which could reasonably be expected to result in a Material Adverse Effect.

         (d) None of the Borrower, any Subsidiary, or any ERISA Affiliate has any unsatisfied liability with respect to a Plan that has been terminated. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate exists or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

         (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

         (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not in the aggregate, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by a material amount. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

         (g) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, but excluding any such plan that is maintained pursuant to a collective bargaining agreement, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any liability that could reasonably be expected to have a Material Adverse Effect.

         (h) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years sponsored, maintained or contributed to, any Multiemployer Plan.

         (i) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

    Section 7.17 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    Section 7.18 Survival of Representations and Warranties. All representations and warranties in each Loan Document shall survive the delivery of the Notes and the making of any Loan, and any investigation at any time made by or on behalf of the Agent or any Lender shall not diminish the Agent or any Lender's right to rely thereon.

    Section 7.19 Delivery of Information. On or before the Closing Date, the Borrower has delivered a schedule of all material insurance policies covering the Property of the Borrower and its Subsidiaries on such Date. Such schedule is true, accurate and complete in all material respects.


                                  ARTICLE VIII

                             AFFIRMATIVE COVENANTS

    The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Indebtedness hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

    Section 8.01 Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority.

    Section 8.02 Reporting and Notice Requirements. The Borrower will furnish to the Agent, with sufficient copies for each of the Lenders:

         (a) Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of the Borrower (including the fourth quarter), consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and consolidated statements of income and cash flow statements of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such quarter setting forth in each case in comparative form corresponding consolidated figures for the corresponding period in the immediately preceding fiscal year of the Borrower, all in reasonable detail and certified by a Responsible Officer of the Borrower as presenting fairly the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date indicated and the results of their operations for the period indicated in conformity with GAAP, consistently applied, subject to normal year-end adjustments.

         (b) Annual Financial Statements. As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, audited consolidated statements of income and stockholder's equity and cash flow statements of the Borrower and its Consolidated Subsidiaries for such fiscal year, and audited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year, setting forth in each case in comparative form corresponding consolidated figures from the immediately preceding fiscal year of the Borrower, all in reasonable detail and satisfactory in form, substance, and scope to the Agent, together with the unqualified opinion of independent certified public accountants of recognized national standing as are selected by the Borrower and acceptable to the Agent, stating that such financial statements fairly present the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date indicated and the consolidated results of their operations and changes in financial position for the period indicated in conformity with GAAP, consistently applied (except for such inconsistencies which may be disclosed in such report), and such opinion shall not contain a "going concern" or like qualification or exception, and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

         (c) Default Certificate. Together with the delivery of any information required by Subsection (a) and Subsection (b) of this Section 8.02, a certificate of the Borrower substantially in the form of Exhibit C signed by a Responsible Officer, (i) stating that there exists no Event of Default or Default, or if any Event of Default or Default exists, specifying the nature thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto; and (ii) setting forth such schedules, computations and other information as may be required to demonstrate that the Borrower is in compliance with its covenants in
    Section 9.11.

         (d) Accountants' Certificates. Together with the delivery of any information required by Subsection (b) of this Section 8.02, a certificate of the accountants who render an opinion with respect to the financial statements of the Borrower and its Consolidated Subsidiaries, (i) stating that they have reviewed the Loan Documents and stating further whether, in making their audit, such accountants have become aware of any condition or event which would constitute a Default or an Event of Default with respect to any of the terms or provisions of any Loan Document and, if any such condition or event then exists specifying the nature and period of existence thereof, and (ii) confirming the calculations set forth in the compliance certificate delivered simultaneously therewith pursuant to Section 8.02(c)(ii).

         (e) Notice of Default. Immediately after the Borrower knows or has reason to know that any Default or Material Adverse Effect has occurred, a notice setting forth the details of such Default or Material Adverse Effect and the action which the Borrower has taken or proposes to take with respect thereto.

         (f) Environmental Reports and Notices. Promptly upon the Borrower's or any Subsidiary's receiving thereof, copies of any summons, citation, directive, material letter, notice, or other form of material communication received by the Borrower or any Subsidiary from any Governmental Authority and relating to any claim, demand, action, event, condition, report, or investigation with respect to any potential or actual liability arising in connection with (A) the Borrower's or any Subsidiary's non-compliance with, or violation of, the requirements of any Environmental Law which individually, or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (B) the Borrower's or any Subsidiary's liability or potential liability for any release, or threatened release, of any Hazardous Materials which individually, or in the aggregate, would reasonably be expected to have a Material Adverse Effect; or (C) the existence of any environmental Lien on any Property of the Borrower or any Subsidiary which individually, or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         (g) Notice of Litigation. Promptly after the Borrower or any Subsidiary obtains knowledge of the commencement thereof, notice of any litigation, legal, administrative, or arbitral proceeding, investigation, or other action of any nature which involves the reasonable possibility of any judgment or liability which could reasonably be expected to have a Material Adverse Effect, and upon request by Agent or any Lender, details regarding such litigation which are satisfactory to the Agent or any Lender.

         (h) Additional Information. Promptly after any request therefor, such other information respecting the Properties, condition, or operations, financial or otherwise, of the Borrower or any Subsidiary as the Agent or any Lender may from time to time reasonably request.

         (i) Securities Filings. Promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders, and copies of all reports and definitive registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange.

         (j) ERISA Notices and Compliance. Promptly upon becoming aware of the occurrence of any (a) "reportable event", as such term is defined in
    Section 4043 of ERISA in connection with any Benefit Plan or trust created thereunder with respect to which the notice requirement is not waived under applicable PBGC regulations, (b) non-exempt "prohibited transaction", as such term is defined in Section 4975 of the Code, which prohibited transaction could result in material liability of the Borrower, any Subsidiary, or any ERISA Affiliate, (c) expressed intention by the PBGC, the Borrower, any Subsidiary, or any ERISA Affiliate to terminate any Benefit Plan under ERISA Section 4041(c) or expressed intention by the PBGC to impose liability (other than for premiums) in respect of any Benefit Plan, (d) complete or partial withdrawal by the Borrower, a Subsidiary, or an ERISA Affiliate from any Multiemployer Plan or reorganization, insolvency or termination of a Multiemployer Plan, (e) failure of the Borrower, a Subsidiary, or an ERISA Affiliate to make a payment required under Section 412 of the Code or Section 302 of ERISA on or before the due date or filing of an application for a waiver from either or both of such requirements, or (f) receipt of notice from the Internal Revenue Service that a Plan that is intended to comply with the requirements of Section 401(a) of the Code is not a qualified plan, a written notice specifying the nature thereof, what action the Borrower, Subsidiary, ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the PBGC with respect thereto. With respect to each Benefit Plan, the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any material late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of Section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of Section 302 of ERISA (determined without regard to Sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any material late payment or underpayment charge or penalty, all premiums required pursuant to Sections 4006 and 4007 of ERISA.

    Section 8.03 Taxes and Liens. The Borrower will, and will cause each Subsidiary to, pay and discharge, or will cause to be paid and discharged, promptly all taxes, assessments, and governmental charges or levies imposed upon the Borrower or any Subsidiary or upon the income of any Property of the Borrower or any Subsidiary as well as all material claims of any kind (including, without limitation, claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any Property of the Borrower or any Subsidiary; provided however, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrower or any such Subsidiary and, if required under generally accepted accounting principles, the Borrower or any such Subsidiary shall have established adequate reserves therefor.

    Section 8.04 Maintenance and Insurance. The Borrower will, and will cause each Subsidiary to, at all times maintain, preserve, protect, and keep, or cause to be maintained, preserved, protected, and kept, its Property in good repair, working order, and condition in all material respects (ordinary wear and tear excepted) and, from time to time, will make, or cause to be made, all repairs, renewals, replacements, extensions, additions, betterments, and improvements to its Property as are appropriate, so that the business carried on in connection therewith may be conducted properly and efficiently at all times. The Borrower shall and shall cause each Subsidiary to preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character currently insured against by the Borrower and its Subsidiaries against loss or damage of the kinds and in the amounts insured against by such Persons in accordance with the schedules delivered to the Agent in accordance with Section 7.19.

    Section 8.05 Right of Inspection. The Borrower will, and will cause each Subsidiary to, permit any officer, or employee of, or agent designated by, the Agent to visit and inspect during reasonable business hours any of the Properties of the Borrower or any Subsidiary, examine the Borrower's or such Subsidiary's corporate books or financial records, and with the consent of the Borrower, take copies and abstracts therefrom, provided that, such consent shall not be unreasonably withheld, and discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with the Borrower's or such Subsidiary's officers or certified public accountants, all at such reasonable times and as often as the Agent may reasonably desire.

    Section 8.06 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will do and perform every act and discharge all of the obligations to be performed and discharged by it under this Agreement, at the time or times and in the manner specified.

    Section 8.07  Environmental Compliance.

    (a) Borrower will not cause or permit any of its Property or any other property used or impacted by Borrower's operations to be in violation of any Environmental Law, or do anything or permit anything to be done which will subject any such property to any remedial obligations under any Environmental Law, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to such property.

    (b) Borrower will establish and implement such procedures as may be necessary to continuously determine and assure that:

         i) no solid wastes are disposed of on any of its Property or any other property used or impacted by Borrower's operations in quantities or locations that would require remedial action under any Environmental Law,

         ii) no Hazardous Material will be released on or to any such property in quantities or locations that would require remedial action under any Environmental Law.

         iii) no Hazardous Material is released on or to any such property so as to pose an imminent and substantial endangerment to public health or welfare or to the environment or in any manner that could reasonably be expected to give rise to a claim for damages or compensation by or on behalf of any affected Person, and

         iv) no oil is released or threatened to be released in violation of the OPA, as amended.

    (c) Borrower will not and will not permit any of its Property or any other property used by Borrower or otherwise under Borrower's control to be used in a manner which will result in:

         i) the disposal of solid waste on or to any such property in quantities or locations that would require remedial action under any Environmental Law,

         ii) a release of a Hazardous Material on or to any such property in quantities or location that would require remedial action under any Environmental Law, or

         iii) the release of any Hazardous Material on or to any such property so as to pose an imminent and substantial endangerment to public health or welfare or to the environment or in any manner that could reasonably be expected to give rise to a claim for damages or compensation by or on behalf of any affected Person.

    (d) Borrower shall require all subcontractors, affiliates, invitees, and any other Person acting under Borrower's authority or control to comply with all applicable Environmental Laws in connection with any activity or operation conducted under Borrower's authority or control.


                                   ARTICLE IX

                               NEGATIVE COVENANTS

    The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

    Section 9.01 Liens, Etc. The Borrower shall not, and it shall not cause any Subsidiary to, create, incur or suffer to exist a Lien on its property unless at least one of the following conditions is satisfied:

    (a) the Lien equally and ratably secures the Notes and the obligations of the Borrower under this Agreement;

    (b) the Lien is on Property at the time the Borrower or Subsidiary acquires such Property or the Lien is on shares of stock of a corporation at the time such corporation becomes a Subsidiary. The lien may not extend to any other Property owned by the Borrower or a Subsidiary;

    (c) the Lien is on Property acquired hereafter at the time the Borrower or a Subsidiary acquires the Property, including any acquisition by means of a merger or consolidation with or into the Borrower or a Subsidiary. The Lien may not extend to any other Property owned by the Borrower or a Subsidiary;

    (d) the Lien secures Debt incurred after the date hereof to finance all or some of the purchase price of, or cost of construction, repair or improvement of or additions to, Property or assets of any kind, real or personal, of the Borrower or a Subsidiary. The Lien may not extend to any other Property owned by the Borrower or a Subsidiary at the time the Lien is incurred. The Debt secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the Property subject to the Lien;

    (e) the Lien secures Debt of a Subsidiary owing to the Borrower or another Subsidiary;

    (f) the Lien secures taxes, assessments or governmental charges not yet delinquent or being contested in good faith by appropriate proceedings, provided that appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

    (g) the Lien secures non-consensual liens imposed by operation of law, including without limitation, obligations owing to landlords, mechanics, warehousemen or materialmen, or is a maritime or other similar Lien, in each case incurred in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings provided that appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

    (h) the Lien or an agreement providing for the creation of the Lien is in existence on the date of this Agreement;

    (i) the Lien is created by statute, including any right of setoff, refund or chargeback available to any bank, or is the result of a court judgment as to which all rights of appeal have not terminated and as to which rights to enforcement have been effectively stayed;

    (j) the Lien extends, renews or replaces in whole or in part a Lien ("Existing Lien") permitted by any of Subsections (a) through (i). The Lien may not extend beyond (i) the Property subject to the Existing Lien and (ii) improvements and construction on such Property. The principal amount of the Debt secured by the Lien may not exceed the principal amount of the Debt secured at the time by the Existing Lien;

    (k) the Debt secured by the Lien, plus all other Debt secured by Liens on Property at the time of determination, excluding Debt secured by a Lien permitted by any of Subsections (a) through (j), does not exceed 10% of Consolidated Net Tangible Assets. The aggregate value of Sale-Leaseback Transactions permitted by Subsection (c) of Section 9.03 shall be included in the determination and treated as Debt secured by a Lien on Property not otherwise permitted by any of Subsections (a) through (j);

    (l)  the Lien constitutes a Permitted Lien; or

    (m) the Lien is on the interest of the Borrower or Subsidiary in a partnership or joint venture, or on the assets of the partnership or joint venture, to secure the obligations of the Borrower or Subsidiary under the applicable partnership agreement or joint venture agreement, for the benefit of the other partners in such partnership or members of such joint venture.

    Section 9.02 Debt. (a) The Borrower shall not and shall not cause a Subsidiary to create, incur or suffer to exist, any Debt of Borrower or any Subsidiary except as set forth below, all of which shall be "Permitted Debt":

         (i)   Debt of the Borrower to the Lenders evidenced by the Notes;

         (ii) secured Debt of the Borrower or any Subsidiary secured by Liens only as permitted by Section 9.01 hereof; or

         (iii) other unsecured Debt;

provided that after giving effect to the incurrence of such Debt under this
Section 9.02(a), no Default or Event of Default hereunder shall have occurred or be continuing.

    (b) If such Debt is of the type described in clause (i) of the definition of "Debt", then in order to be Permitted Debt (i) if the outstanding principal of such Debt is greater than $10,000,000 the Debt may not have a maturity prior to the Termination Date, and (ii) the documents evidencing, securing or otherwise relating to the Debt must not contain any covenant or condition that is (or has the effect of being) more restrictive or onerous on Borrower or any Subsidiary than those contained in this Agreement.

    (c) Notwithstanding any other provision to the contrary, except for Debt secured by Liens permitted by Sections 9.01(b), (c), (d) or (k), the Borrower shall not allow any wholly-owned Subsidiary to create or incur any Debt of such Subsidiary in excess of $5,000,000 in the aggregate after the date hereof (or allow all wholly-owned Subsidiaries to create or incur any Debt in excess of $25,000,000 in the aggregate after the date hereof) without the prior written consent of the Majority Lenders; provided however that such consent shall be granted upon the receipt by the Majority Lenders of (i) a Guaranty in the form of Exhibit D, ( a "Guaranty") executed by each Subsidiary that has created or intends to create or incur such Debt (other than Debt existing on the date hereof) along with (ii) if required by the Agent, a legal opinion reasonably acceptable to the Agent as to the due authorization, execution and delivery and the enforceability of each such Guaranty, and such other matters as the Agent may reasonably request.

    Section 9.03 Limitation on Sale and Leaseback. The Borrower shall not, and it shall not permit any Subsidiary to, enter into a Sale-Leaseback Transaction unless at least one of the following conditions is satisfied:

    (a) the lease is between the Borrower and a Subsidiary or between Subsidiaries;

    (b)  the Borrower or a Subsidiary under Subsections (b) through (j) of
Section 9.01 could create a Lien on the Property to secure Debt;

    (c) the Borrower or a Subsidiary under Subsection (k) of Section 9.01 could create a Lien on the property to secure Debt at least equal in amount to the value of the Sale-Leaseback Transaction; or

    (d) (i) the Borrower or a Subsidiary makes an optional prepayment in cash of any of its Debt (which by its terms matures more than 12 months after the date of determination) at least equal in amount to the value of the Sale-Leaseback Transaction, (ii) the prepayment is made within 90 days of the effective date of the Sale-Leaseback Transaction, (iii) the Debt prepaid is not owned by the Borrower or a Subsidiary, and (iv) the Debt prepaid, if Debt of the Borrower, is not subordinated to the Notes.

    Section 9.04 Restricted Payments. In any quarter, the Borrower shall not, and shall not permit any Subsidiary, directly or indirectly, to declare or pay any dividend on or make any distribution on or purchase, redeem or otherwise acquire or retire for value, or transfer assets to a third party for a sinking fund with respect to, any shares of the Borrower's capital stock ("Restricted Payments") except (i) dividends or other distributions payable in shares of capital stock of the Borrower (or rights or warrants to purchase capital stock or other securities of the Borrower or any Person controlling the Borrower); or
(ii) other Restricted Payments, provided that the total of such other Restricted Payments (not including any Restricted Payments made pursuant to (i) above) does not equal or exceed the sum of (w) $20,000,000, plus (x) 50% of Consolidated Net Income, subsequent to December 31, 1996, plus (y) the net cash proceeds of the sale after December 31, 1996, of any class of capital stock of the Borrower (other than sales to a Subsidiary or an employee stock ownership plan), less (z) 100% of Consolidated Net Income for any quarter, if negative, subsequent to December 31, 1996, provided, however, that notwithstanding the foregoing, the Borrower may make Restricted Payments consisting of cash dividends on any Permitted Preferred Stock of the Borrower so long as the aggregate amount of such dividends does not exceed (A) the net cash proceeds of the sale of such Permitted Preferred Stock and (B) the amount of all other Restricted Payments made pursuant to this Section 9.04 and permitted only as a result of the sale of such Permitted Preferred Stock (it being understood that the amount of such dividends will be applied in calculating the amount of such Restricted Payments permitted to be made pursuant to this Section 9.04). Nothing contained in the foregoing provisions of this Section 9.04 shall prevent any Restricted Payment made within 30 days after the date of declaration (or other formal determination, if not a dividend) thereof, if at the date of such declaration (or other formal determination) no Default or Event of Default had occurred or was continuing and such declaration (or other formal determination) complied with the provisions hereof. In the case of any Restricted Payment made other than in cash, the amount thereof for the purposes hereof shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors of the Borrower.

    Section 9.05 Mergers; Acquisitions. The Borrower will not, and will not permit any Subsidiary to, merge or consolidate with or into, or acquire all or substantially all of the assets or capital stock of, any Person; provided that:

    (a) any Subsidiary may merge or consolidate with or into, any other Person, provided that after giving effect to such event, the surviving entity is a Subsidiary;

    (b) any Subsidiary may acquire all or substantially all of the assets or capital stock of any other Person;

    (c)  any Subsidiary may merge into the Borrower; and

    (d) the Borrower may merge or consolidate with or into any Person, provided that the Borrower shall be the surviving entity, or acquire all or substantially all of the assets or capital stock of any Person;

further provided that, immediately prior to, and after giving effect to the events described in Subsections (a) through (d) of this Section 9.05, no Default or Event of Default shall have occurred or be continuing.

    Section 9.06  Investments, Loans, and Advances.

    Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any Investments in any Person, except that the foregoing restriction shall not apply to:

         (a) Investments reflected in the Financial Statements dated December 31, 1996, or which are disclosed to the Lenders in Schedule 9.06;

         (b)   accounts receivable arising in the ordinary course of business;

         (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

         (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poors Rating Services or Moody's Investors Service, Inc.;

         (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, (or if such Lender does not have a short term deposit rating, a long term rating of no lower than BBB-) as such rating is set forth from time to time, by Standard & Poors Rating Services or Moody's Investors Service, Inc., respectively;

         (f) deposits in money market funds investing exclusively in investments described in Section 9.06(c), 9.06(d) or 9.06(e);

         (g) Investments made by the Borrower after the date hereof in or to its less than wholly owned Subsidiaries (or in Subsidiaries where there is a limitation, contractually, by statute or charter on such Subsidiaries ability to pay a dividend), not to exceed at any one time outstanding $50,000,000 in the aggregate;

         (h) Investments made by the Borrower in or to its wholly owned Subsidiaries;

         (i)   Investments allowed in Section 9.05; and

         (j) other Investments not to exceed $10,000,000 in the aggregate at any time.

    Section 9.07 Use of Proceeds. The Borrower will not use, nor permit the use of, all or any portion of any Advance for any purpose not permitted by
Section 7.09 hereof.

    Section 9.08 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction with any Affiliate (including, without limitation, any transaction involving the payment of management fees or director's fees to any Affiliate), except for transactions (i) (including any loans or advances by or to any Affiliate), the terms of which have been determined in good faith by the Borrower to be fair and reasonable and on arms length terms to the Borrower or such Subsidiary in light of the economic circumstances of the transaction as a whole or (ii) constituting Transfers permitted by Section 9.12.

    Section 9.09 Change of Business. The Borrower will not, and will not permit any Subsidiary to, make any material change in the nature of the business conducted by the Borrower, or by the Borrower and its Subsidiaries taken as a whole.

    Section 9.10 ERISA. The Borrower and the Subsidiaries will not, and will not permit any ERISA Affiliate to do any of the following at any time:

         (a) engage in any transaction in connection with which the Borrower, a Subsidiary or an ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code that could reasonably be expected to have a Material Adverse Effect;

         (b) terminate or permit the termination of any Benefit Plan, or take any other action with respect to any Benefit Plan, which could result in any liability of the Borrower, a Subsidiary, or any ERISA Affiliate to the PBGC;

         (c) fail to make full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto excluding any such failure resulting from an administrative error and involving an amount that is not material, or applicable law, the Borrower, a Subsidiary, or an ERISA Affiliate is required to pay as contributions thereto or permit to exist any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to any Plan;

         (d) fail to make any required payments when due to any Multiemployer Plan excluding any such failure resulting from an administrative error and involving an amount that is not material;

         (e) amend a Benefit Plan resulting in an increase in current liability such that either the Borrower, a Subsidiary or any ERISA Affiliate is required to provide security to such Benefit Plan under
    Section 401(a)(29) of the Code;

         (f) permit the actuarial present value of the benefit liabilities under any Benefit Plan maintained by the Borrower, a Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Benefit Plan allocable to such benefit liabilities by an amount that could reasonably be expected to result in a Material Adverse Effect. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in Section 4041 of ERISA;

         (g) contribute to or assume an obligation to contribute to any Multiemployer Plan other than those listed on Schedule 7.16 attached hereto and those with respect to which the potential withdrawal liability could reasonably be expected to result in a Material Adverse Effect;

         (h) acquire an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower or a Subsidiary or with respect to any ERISA Affiliate of the Borrower or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan with respect to which the potential withdrawal liability could reasonably be expected to result in a Material Adverse Effect, or (2) any other

    Benefit Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Benefit Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by an amount that could reasonably be expected to result in a Material Adverse Effect;

         (i) incur a liability to or on account of a Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA that could reasonably be expected to result in a Material Adverse Effect;

         (j) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability which could reasonably be expected to have a Material Adverse Effect; or

         (k) permit the aggregate potential withdrawal liability payments with respect to all Multiemployer Plans to exceed an amount that could reasonably be expected to result in a Material Adverse Effect in the event that the Borrower, the Subsidiaries, and the ERISA Affiliates as the case may be, were to completely withdraw from such Multiemployer Plans.

    Section 9.11  Certain Financial Tests.

         (a) The Borrower will not permit the ratio of (i) Total Debt to (ii) Total Capitalization, to exceed 50%. "Total Capitalization" shall mean, at any time, the sum (without duplication) of (i) Total Debt, and (ii) the consolidated stockholder's equity of the Borrower and its Consolidated Subsidiaries, less any amount therefore attributable to "minority interests" as it appears on the Consolidated Balance Sheet of the Borrower and "Total Debt" shall mean the consolidated Debt of the Borrower and its consolidated Subsidiaries;

         (b) The Borrower will not permit its Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower (calculated quarterly at the end of each fiscal quarter) to be less than 2.5 to 1.00 on or before December 31, 1997 and 3.5 to 1.00 thereafter. For the purposes of this
    Section 9.11, "Interest Coverage Ratio" shall mean the ratio of (i) EBITDA for the four fiscal quarters ending on such date to (ii) cash interest payments made for such four fiscal quarters of the Borrower and its Consolidated Subsidiaries.

    Section 9.12 Sale or Other Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, sell, assign, lease or otherwise dispose of (a "Transfer") (whether in one transaction or in a series of transactions) all or any part of its Property, provided that:

    (a) any Subsidiary may Transfer all or substantially all of its Property to the Borrower or to any other Subsidiary;

    (b) any Subsidiary may Transfer all or any part of its Property to any Person so long as after giving effect to such transfer, a Material Adverse Effect shall not have occurred; and

    (c) the Borrower may Transfer any part (but not all or substantially all) of its Property to any Person, so long as after giving effect to such Transfer, such transfer shall not have caused a Material Adverse Effect and in the opinion of the Borrower fair value shall have been exchanged.

    Notwithstanding any other provision to the contrary contained herein, and in addition to the limitations set forth in Sections 9.12(b) and (c), neither the Borrower nor any Subsidiary will Transfer all or any part of its Property in accordance with Section 9.12(b) or (c) except for (i) Transfers of Property in the ordinary course of business, or (ii) Transfers of Property which shall not (taken in the aggregate with all prior Transfers made after June 30, 1997 and made other than in the ordinary course of business) exceed twenty percent (20%) of the aggregate book value of the assets of the Borrower, as measured as of the then most recent Quarterly Date in accordance with GAAP. For purposes of this Section 9.12, a Transfer which complies with (ii) of the preceding sentence shall not be deemed to have caused a Material Adverse Effect.


                                   ARTICLE X

                          EVENTS OF DEFAULT; REMEDIES


         Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

         (a) the Borrower shall (i) default in the payment when due of any principal of any Loan, or (ii) default in the payment when due of any interest on any Loan, which default shall continue unremedied for 3 Business Days or any fees or other amount payable by it hereunder and such default, other than a default of a payment of principal or interest (which shall have no cure period), shall continue unremedied for a period of 15 Business Days; or

         (b) the Borrower or any Subsidiary shall default (i) in the payment when due of any principal of or interest on any of its other Debt where the aggregate amount of Principal plus accrued interest is $10,000,000 or more, or (ii) any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause or to permit (after the expiration of any applicable cure period) the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause such Debt to become due prior to its stated maturity; or

         (c) any representation, warranty or certification made or deemed made herein by the Borrower or any Subsidiary, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof shall prove to have been false or misleading as of the time made or furnished in any material respect; or

         (d) the Borrower shall default in the performance of any of its obligations under this Agreement (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Agent or any Lender (through the Agent), or (ii) the Borrower otherwise becoming aware of such default; or

         (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

         (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

         (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking
    (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

         (h) a judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate in excess of any insurance coverage shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (i) the Borrower discontinues its usual business or suffers to exist any Change in Control.

         Section 10.02  Remedies.

         (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01, the Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01, the Commitments shall be automatically cancelled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI

                                   THE AGENT


         Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or the financial or other condition of the Borrower or its Subsidiaries; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent.

         Section 11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

         Section 11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default"). In the event that the Agent receives such a notice of the occurrence of a Default, the

Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Agent shall give each Lender prompt notice of each such payment Default.

         Section 11.04  Rights as a Lender.   With respect to its Commitments
and the Loans made by it, Citicorp (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Citicorp (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and Citicorp and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY LOAN DOCUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT.

         Section 11.06 Non-Reliance on Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes, or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

         Section 11.07 Action by Agent. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and
(ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

         Section 11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                                  ARTICLE XII

                                 MISCELLANEOUS


         Section 12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. Unless otherwise expressly provided, any place in the Loan Documents where the consent or approval of Agent or one or more of the Lenders is required, such consent or approval may be withheld or granted in its sole discretion.

         Section 12.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telecopy, courier or U.S. Mail or in writing and telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

         Section 12.03 Payment of Expenses, Indemnities, etc. The Borrower agrees:

         (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals incurred by the Agent, if reasonably determined by the Agent to be necessary, the reasonable fees and disbursements of counsel and other outside consultants for the Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Agent); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement, including without limitation, all costs and expenses of foreclosure (Notwithstanding the foregoing, the obligation of Borrower to pay Agent's legal fees prior to the Closing Date shall be subject to the terms of the letters dated April 7, 1997 from Agent's counsel, Vinson & Elkins L.L.P., to Borrower);

         (b) TO INDEMNIFY THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER TO COMPLY WITH THE TERMS OF THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE NOTES OR (VII) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER REASONABLE EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY

    REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

         (c) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NONCOMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS
    SECTION 12.03(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

         (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, solely for the reason that the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

         (e) In the case of any indemnification hereunder, the Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

         (f) Notwithstanding anything set forth herein to the contrary, the Borrower shall not, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations of circumstances, in which the interest of the Indemnified Parties (in the reasonable judgment of such Indemnified Parties) does not differ in any material respect, be liable to the Indemnified Parties (or any of them) under any of the provisions set forth herein for the fees or expenses of more than one separate firm of attorneys in each jurisdiction in which legal action is being taken or may be taken at any time, which firm shall be selected by the Agent (of, if the Agent fails to so select after notice from the Indemnified Parties involved, such firm shall be selected by such Indemnified Parties), except for any additional firms reasonably recommended by such firm in good faith for purposes of obtaining special expertise in any area of law or for purposes of having local counsel in each court in which such proceeding or proceedings are pending.

         (g) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

         (h) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

         (i) The Borrower shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

         Section 12.04 Amendments, Etc. Any provision of this Agreement or any other Loan Document may be amended, modified or waived with the Borrower's, Agent's and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the final maturity of the Loans, increases the Aggregate Maximum Credit Amounts, forgives the principal amount of any Indebtedness outstanding under this Agreement, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.03(a), this Section 12.04 or

Section 12.06(a) or modifies the definition of "Majority Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Credit Amount of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent.

         Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 12.06  Assignments and Participations.

         (a) The Borrower may not assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

         (b) Any Lender may, upon the written consent of the Agent and the Borrower (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit E (an "Assignment") provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000 or such lesser amount to which the Borrower has consented, (ii) such assignee shall be a financial institution with assets in excess of $250,000,000 and (iii) the assignee or assignor shall pay to the Agent a processing and recordation fee of $2,500 for each assignment. Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment and the consent of the Agent. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this
    Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

         (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Person shall have assets in excess of $250,000,000; (ii) such Lender shall remain a "Lender" for all purposes of this

    Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (iii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any Indebtedness or extend the final maturity of the Loans, or (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans in which such participant is participating, or postpone the payment of any thereof. In the case of any such participation, the participant shall not have any rights under this Agreement (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as the Lender granting it participation and be indemnified under Section 12.03 to the extent that a Lender is entitled thereunder. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

         (d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15 hereof.

         (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

         (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

         Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any Loan Document.

         Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

         Section 12.10 Survival. The obligations of the parties under Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' rights, powers and remedies under this Agreement shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

         Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.

         (a) THIS AGREEMENT AND THE NOTES (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY
    LAW) IN RESPECT OF ITS PROPERTY,

    GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE PARTIES FROM OBTAINING JURISDICTION OVER OTHER PARTIES IN ANY COURT OTHERWISE HAVING JURISDICTION.

         (c) THE BORROWER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE BORROWER AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

         (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BORROWER, THE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION, INCLUDING WITHOUT LIMITATION, THE COMMENCEMENT OF ENFORCEMENT PROCEEDINGS UNDER THE LOAN DOCUMENTS IN ALL APPLICABLE JURISDICTIONS.

         (e) EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND

    THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

         Section 12.14 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14.

         Section 12.15  Confidentiality.   In the event that the Borrower
provides to the Agent or the Lenders written information belonging to the Borrower, if the Borrower shall denominate such information in writing as "confidential", the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information; provided, however, that except as provided below, all information delivered to the Agent prior to the Closing Date shall be deemed to be confidential. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


BORROWER:                         ROWAN COMPANIES, INC.


                                  By:
                                     ------------------------------
                                  Name:
                                  Title:

                                  Address for Notices:

                                  5450 Transco Tower
                                  2800 Post Oak Blvd.
                                  Houston, Texas  77056

                                  Telecopier No.: (713) 960-7660
                                  Telephone No.: (713) 960-7686
                                  Attention: Chief Financial Officer

                                  With a Copy to:

                                      Andrews & Kurth L.L.P.
                                      4200 Texas Commerce Tower
                                      Houston, Texas 77002
                                      Attention:  Mr. Douglas J. Dillon
                                      Telecopier No.: (713) 220-4285





                 [Signature Page to Revolving Credit Agreement]

LENDER AND AGENT:                 CITIBANK, N.A.


                                  By:
                                     ------------------------------
                                  Name:
                                  Title:

                                  Lending Office for Base Rate Loans:

                                  1200 Smith Street
                                  Suite 2000
                                  Houston, Texas 77002
                                  Attention:   J. Chris Lyons
                                  Telecopier No.:  713/654-2849

                                  Lending Office for Eurodollar Loans:

                                  1200 Smith Street
                                  Suite 2000
                                  Houston, Texas 77002
                                  Attention:   J. Chris Lyons
                                  Telecopier No.:  713/654-2849

                                  Address for Notices:

                                  1200 Smith Street
                                  Suite 2000
                                  Houston, Texas 77002
                                  Attention:   J. Chris Lyons
                                  Telecopier No.:  713/654-2849

                                  with a copy to:

                                  Vinson & Elkins L.L.P.
                                  2300 First City Tower
                                  1001 Fannin
                                  Houston, Texas  77002
                                  Attention:  Glenn L. Pinkerton
                                  Telecopier No.:  713/615-5755

                                  and with a copy to:

                                  Tim White
                                  Loan Administrator
                                  2 Penn's Way
                                  Suite 200
                                  New Castle, Delaware 19720





                 [Signature Page to Revolving Credit Agreement]

                                  Telecopier No.:  302/894-6120
                              LENDER:
                                      CHRISTIANIA BANK OG KREDITKASSE ASA,
                                      NEW YORK BRANCH



                                  By:
                                     ------------------------------
                                  Name:
                                  Title:


                                  By:
                                     ------------------------------
                                  Name:
                                  Title:


                                  Lending Office for Base Rate Loans:

                                  Christiania Bank og Kreditkasse ASA,
                                  New York Branch
                                  11 West 42nd, 7th Floor
                                  New York, New York  10036
                                  Attention:  Hans Kjelsrud
                                  Telecopier No.:  212/827-4888

                                  Lending Office for Eurodollar Loans:

                                  Christiania Bank og Kreditkasse ASA,
                                  New York Branch
                                  11 West 42nd, 7th Floor
                                  New York, New York  10036
                                  Attention:  Hans Kjelsrud
                                  Telecopier No.:  212/827-4888

                                  Address for Notices:

                                  Christiania Bank og Kreditkasse ASA,
                                  New York Branch
                                  11 West 42nd, 7th Floor
                                  New York, New York  10036
                                  Attention:  Hans Kjelsrud
                                  Telecopier No.:  212/827-4888

LENDER:                           ARAB BANKING CORPORATION (B.S.C.)


                                  By:
                                     ------------------------------
                                  Name:  Stephen A. Plauche
                                  Title:    Vice President


                                  Lending Office for Base Rate Loans:

                                  277 Park Avenue, 32nd Floor
                                  New York, New York  10172-3299
                                  Attention:  Loan Manager
                                  Telephone:  212/583-4770 or 4771
                                  Telecopier:  212/583-0932 or 0921


                                  Lending Office for Eurodollar Loans:

                                  277 Park Avenue, 32nd Floor
                                  New York, New York  10172-3299
                                  Attention:  Loan Manager
                                  Telephone:  212/583-4770 or 4771
                                  Telecopier:  212/583-0932 or 0921

                                  Address for Notices:

                                  277 Park Avenue, 32nd Floor
                                  New York, New York  10172-3299
                                  Attention:  Loan Manager
                                  Telephone:  212/583-4770 or 4771
                                  Telecopier:  212/583-0932 or 0921

                                  with a copy to:

                                  Arab Banking Corporation (B.S.C.)
                                  600 Travis Street, Suite 1900
                                  Houston, Texas  77002
                                  Telephone:  713/227-8444
                                  Telecopier:  713/227-6507

LENDER:                           WELLS FARGO BANK (TEXAS) NATIONAL ASSOCIATION


                                  By:
                                     ------------------------------
                                  Name:
                                  Title:


                                  Lending Office for Base Rate Loans:

                                  Wells Fargo Bank (Texas) National Association MAC 5002-031
                                  1000 Louisiana, 3rd Floor
                                  Houston, Texas  77002
                                  Attention:  Frank W. Schageman
                                  Telecopier No.:  713/250-7912

                                  Lending Office for Eurodollar Loans:

                                  Wells Fargo Bank (Texas) National Association MAC 5002-031
                                  1000 Louisiana, 3rd Floor
                                  Houston, Texas  77002
                                  Attention:  Frank W. Schageman
                                  Telecopier No.: 713/250-7912

                                  Address for Notices:

                                  Wells Fargo Bank (Texas) National Association MAC 5002-031
                                  1000 Louisiana, 3rd Floor
                                  Houston, Texas  77002
                                  Attention:  Frank W. Schageman
                                  Telecopier No.:  713/250-7912

LENDER:                           CREDIT LYONNAIS NEW YORK BRANCH



                                  By:
                                     ------------------------------
                                  Name:
                                  Title:


                                  Lending Office for Base Rate Loans:

                                  Credit Lyonnais New York Branch
                                  1000 Louisiana, Suite 5360
                                  Houston, Texas  77002
                                  Attention: Page Dillehunt
                                  Telecopier No.:  713/751-0307

                                  Lending Office for Eurodollar Loans:

                                  Credit Lyonnais New York Branch
                                  1000 Louisiana, Suite 5360
                                  Houston, Texas  77002
                                  Attention:  Page Dillehunt
                                  Telecopier No.:  713/751-0307

                                  Address for Notices:

                                  Credit Lyonnais New York Branch
                                  1000 Louisiana, Suite 5360
                                  Houston, Texas  77002
                                  Attention:  Page Dillehunt
                                  Telecopier No.:  713/751-0307

LENDER:                           SUMITOMO BANK, LIMITED



                                  By:
                                     ------------------------------
                                  Name:
                                  Title:


                                  Lending Office for Base Rate Loans:

                                  Sumitomo Bank, Limited
                                  277 Park Avenue
                                  New York, New York 10172
                                  Attention:  Energy Group

                                  Lending Office for Eurodollar Loans:

                                  Sumitomo Bank, Limited
                                  277 Park Avenue
                                  New York, New York 10172
                                  Attention:  Energy Group

                                  Address for Notices:

                                  Sumitomo Bank, Limited
                                  277 Park Avenue
                                  New York, New York 10172
                                  Attention:  Energy Group

                                  with a copy to:

                                  Sumitomo Bank, Limited
                                  700 Louisiana Street
                                  Suite 1750
                                  Houston, Texas 77002

                                    ANNEX 1

                         LIST OF MAXIMUM CREDIT AMOUNTS


NAME OF LENDER                    PERCENTAGE SHARE     MAXIMUM CREDIT AMOUNT
---------------------             ----------------     ---------------------
Citibank, N.A.                        25.81%                  $40,000,000

Christiania Bank og
Kreditkasse ASA, New York Branch      19.35%                  $30,000,000

Credit Lyonnais New York Branch       19.35%                  $30,000,000

Arab Banking Corporation (B.S.C.)     16.13%                  $25,000,000

Sumitomo Bank                          9.68%                  $15,000,000

Wells Fargo Bank (Texas) National
Association                            9.68%                  $15,000,000